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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

The registrant is IKON Office Solutions, Inc., an Ohio corporation, which has no parent. The following sets forth information with respect to IKON's subsidiaries as of December 18, 1998.

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                                                                                               State or other
                                                                                               jurisdiction of
                                                                      % Voting Securities      Incorporation or
Subsidiary                                                            Owned (by whom)          organization
----------                                                            --------------           ------------
Alco Office Products Group, Inc. (AOPG).                              100% IKON                Delaware & U.K.
Alco Venture Capital Company                                          100% IKON                Delaware
Chesterbrook Insurance Limited                                        100% IKON                Bermuda
IKON Capital, Inc. (Canada)                                           100% IKON                Canada
IKON Denmark (ID)                                                     100% IKON                Denmark
IKON Document Solutions Ltd (Ireland)                                 100% IKON                Ireland
IKON, Inc.                                                            100% IKON                Delaware
IKON North America, Inc. (IKNA)                                       100% IKON                Delaware
     IKON de Mexico, S.A. de C.V. (IDM)                               49.99% IKNA/.01% IKON    Mexico
          IKON Servicios, S.A. de C.V. (IS)                           49.99% IDM/.01% IKNA     Mexico
          IKON Copiroyal, S.A. de C.V.                                49.99% IDM/.01% IS       Mexico
          IKON Inmuebles                                              49.99% IDM/.01% IS       Mexico
     IKON Office Solutions Australia Pty Ltd                          100% IKNA                Australia
     IKON Office Solutions, Inc. (Canada) (IOS-Canada)                100% IKNA                Canada
          IKON Office Solutions Dublin Limited                        100% IOS-Canada          Ireland
          IKON Office Solutions Technology Services, Inc. (Canada)    100% IOS-Canada          Canada
Pimeau B.V.                                                           100% IKON                France
     IKON Office Solutions (Holding) France (IOSHF)                   78%  IKON / 22% PIMEAU   France
          IKON Office Solutions S.A. (IOSSA)                          100% IOSHF               France
               IKON Document Service S.A.                             100% IOSSA               France
               IKON Total Document Services S.A.                      100% IOSSA               France
IKON Office Solutions Foundation, Inc.                                100% IKON                Pennsylvania
IKON Office Solutions Group PLC (IOSG)                                100% IKON                England
     IKON Office Solutions Europe PLC (IOSE)                          100% IOSG                England
          IKON Office Solutions PLC (IOSPLC)                          100% IOSE                England
               IKON Capital PLC                                       100% IOSPLC              England
               Kafevend Group PLC                                     100% IOSPLC              England
               Image Systems Solutions LTD                            100% IOSPLC              England
               Rockliff Computers LTD                                 100% IOSPLC              England
          IKON Office Solutions Holding GmbH (IOSH)                   100% IOSE                Germany
               IKON Office Solutions GmbH Frankfurt                   100% IOSH                Germany
               IKON Office Solutions GmbH (Weisbaden)                 100% IOSH                Germany
               IKON Office Solutions GmbH (Leasing)                   100% IOSH                Germany
               IKON Office Solutions GmbH Leipzig                     100% IOSH                Germany
               IKON Office Solutions GmbH (Hamburg)                   100% IOSH                Germany
IKON Office Solutions Technology Services, Inc.                       100% IKON                Delaware
IKON Office Solutions West, Inc.                                      100% IKON                Delaware
IKON Realty, Inc.                                                     100% IKON                Delaware
Integra Technology International, Inc. (INTEGRA)                      100% IKON                Arizona
  Integra Techsoft Ltd.                                               100% INTEGRA             India
Valinor Inc.                                                          100% IKON                Massachusetts
IOS Capital, Inc.(IOSC)                                               100% IKON                Delaware
  IKON Funding, Inc.                                                  100% IOSC                Delaware
MDR Management Corporation                                            100% IKON                Delaware
Office Group, Inc.                                                    100% IOSHC               Delaware
Office Products, Inc.                                                 100% IOSHC               Delaware
Partners Securities Company                                           100% IKON                Delaware
Upshur Coals Corporation                                              100% IKON                West Virginia
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